Big Flower Press Announces Pricing of New Senior
                           Subordinated Notes Offering

New York City (December 3, 1998) - Big Flower Press Holdings, Inc., a wholly-owned subsidiary of Big Flower Holdings, Inc. (NYSE: BGF), announced yesterday's pricing of its new offering, pursuant to Rule 144A of the Securities Act of 1933, of $250 million of new Senior Subordinated Notes due 2008 (the "Notes"). The annual interest rate on the Notes will be 8-5/8%, with interest payments to be made each January 1 and July 1, commencing July 1, 1999. The Notes will mature on December 1, 2008.

The new Senior Subordinated Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The new Notes will rank equally with Big Flower Press' existing 8 7/8% Senior Subordinated Notes due 2007.

                                      # # #

For more information, contact:     Nancy S. Murray
                                   Big Flower Holdings, Inc.
                                   212.521.1606
                                   nmurray@bigflower.com









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